UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                              --------------------

        Date of Report (Date of earliest event reported): April 17, 2008
                                                          --------------

                        GYRODYNE COMPANY OF AMERICA, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

            New York                  000-01684              11-1688021
            --------                  ---------              ----------
(State or other jurisdiction of    (Commission File       (I.R.S. Employer
         incorporation)                 Number)          Identification No.)

                                 ONE FLOWERFIELD
                                    SUITE 24
                            ST. JAMES, NEW YORK 11780
                            -------------------------
                         (Address of principal executive
                               offices) (Zip Code)

                                 (631) 584-5400
                                 --------------
                         Registrant's telephone number,
                               including area code

                                       N/A
                             ----------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 17, 2008, Gyrodyne Company of America, Inc. (the "Company") entered into a Contract of Sale (the "Contract") between the Company and Cortlandt Building Associates, LLC (the "Seller") to acquire land and buildings comprising a medical office complex known as Cortlandt Medical Center in Cortlandt Manor, New York. The Contract relates specifically to five office buildings, located at 1985 Crompond Road, which are situated on 5.01 acres with approximately 29,800 square feet of rentable space (the "Property") and a current occupancy rate of 97%. The purchase price per square foot is $234.81 and the aggregate monthly rent flow from the property is $85,000. Other than with respect to the Contract itself, there is no material relationship between the Company and the Seller.

The purchase price for the Property is $7.0 million, $500,000 of which was paid as a refundable deposit upon the signing of the Contract, and the remainder is required to be paid at closing. The closing is expected to take place on or about May 15, 2008 and is subject to customary representations and conditions, including a mortgage commitment contingency. The Contract is subject to a 30-day inspection period during which the Company may, at its own expense, arrange for legal, environmental and/or engineering analyses. The Company may terminate the Contract, for any or no reason, prior to the expiration of the inspection period.

Upon acquisition, the Company intends to continue to operate the office space pursuant to existing leases.

Item 9.01.  Financial Statements and Exhibits.

     (d)  Exhibits

     Exhibit No.      Exhibit
     -----------      -------
        99.1          Press Release of Gyrodyne Company of America, Inc.,
                      dated April 17, 2008.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            GYRODYNE COMPANY OF AMERICA, INC.


                            By: /s/ Stephen V. Maroney
                               --------------------------------------------
                               Stephen V. Maroney
                               President, Chief Executive Officer and
                                Treasurer

Date: May 2, 2008